Exhibit 24

                                POWER OF ATTORNEY

         The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby severally constitute and appoint DENNIS W. BAKKE, BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to approve and sign for and in the name of the undersigned in the capacities indicated below the Registration Statement on Form S-8 relating to shares of Common Stock, par value $.01 per share, of The AES Corporation, a Delaware corporation ("AES"), issuable or deliverable upon exercise of options granted under The AES Corporation 1991 Incentive Stock Option Plan, any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

         This Power of Attorney may be executed in counterparts, which together shall constitute one and the same instrument.

     Signature                     Position with AES                Date
     ---------                     -----------------                ----
/s/  Roger W. Sant               Chairman of the Board        November 11, 1996
---------------------------          and Director
Roger W. Sant

/s/ Dennis W. Bakke                    President,             November 11, 1996
---------------------------         Chief Executive
Dennis W. Bakke                  Officer and Director
                             (Principal Executive Officer)

/s/ Vicki-Ann Assevero              Director                  November 11, 1996
---------------------------
Vicki-Ann Assevero

/s/ Alice F. Emerson                Director                  November 11, 1996
---------------------------
Dr. Alice F. Emerson

/s/ Robert F. Hemphill, Jr          Director                  November 11, 1996
---------------------------
Robert F. Hemphill Jr..

/s/ Frank Jungers                   Director                  November 11, 1996
---------------------------
Frank Jungers

/s/ Dr. Henry R. Linden             Director                  November 11, 1996
---------------------------
Dr. Henry R. Linden

/s/ Russell E. Train                Director                  November 11, 1996
---------------------------
Russell E. Train

/s/ Thomas I. Unterberg             Director                  November 11, 1996
---------------------------
Thomas I. Unterberg

/s/ Robert H. Waterman, Jr.         Director                  November 11, 1996
---------------------------
Robert H. Waterman, Jr.

/s/ Barry J. Sharp                Vice President and          November 11, 1996
---------------------------    Chief Financial Officer
Barry J. Sharp                 (Principal Financial and
                                  Accounting Officer)